Exhibit 31.2

CERTIFICATION

I, Justin J. File, certify that:

1.
I have reviewed this Annual Report on Form 10-K/A for the year ended June 30, 2023 of MEI Pharma, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 27, 2023	/s/ Justin J. File
Justin J. File
Chief Financial Officer
(Principal Financial Officer)